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                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                                          OF

                                 TRIUMPH GROUP, INC.


         Triumph Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

         1. The corporation was incorporated in Delaware on March 11, 1993 under the name "Triumph Holdings, Inc."

         2. Triumph Holdings, Inc. filed a Certificate of Amendment on April 13, 1993 changing the name of the corporation to "The Triumph Group Holdings, Inc."

         3. A Certificate of Correction was filed by The Triumph Group Holdings, Inc. on April 21, 1993 correcting the name of one incorporator of the corporation.

         4. The Triumph Group Holdings, Inc. filed a Certificate of Amendment on July 22, 1993 amending Article FOURTH of the Certificate of Incorporation.

         5. The Triumph Group Holdings, Inc. filed a Certificate of Amendment on October 13, 1993 amending Article NINTH of the Certificate of Incorporation.

         6. The Triumph Group Holdings, Inc. filed a Certificate of Correction on November 28, 1994 to evidence adoption of the Certificate of Amendment filed on July 22, 1993 by the Board of Directors of The Triumph Group Holdings, Inc.

         7. The Triumph Group Holdings, Inc. filed a Restated Certificate of Incorporation on November 28, 1994 restating the Certificate of Incorporation in its entirety.

         8. The Triumph Group Holdings, Inc. filed a Certificate of Amendment on August 21, 1996 changing the name of the corporation to "Triumph Group, Inc."

         9. Triumph Group, Inc. filed a Certificate of Amendment on October ___, 1996 amending Article FOURTH to the Certificate of Incorporation.

         This Amended and Restated Certificate of Incorporation of Triumph Group, Inc. amends Articles FOURTH, FIFTH, SIXTH and SEVENTH, adds Articles EIGHTH and NINTH and restates the Certificate of Incorporation in its entirety as follows:

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         FIRST:  The name of the Corporation is Triumph Group, Inc. (the
"Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), 6,000,000 shares of Class D Common Stock, $.001 par value per share ("Class D Common Stock"), and 250,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

         B.   1.   Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class D Common Stock and Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

              2. The holders of the Class D Common Stock and the holders of Common Stock shall have one vote for each share thereof, except that the holders of Class D Common Stock shall not be entitled to vote in the election of directors of the Corporation.

              3. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Class D Common Stock and the holders of the Common Stock shall be entitled to participate in such dividends ratably on a per share basis, provided that (a) if dividends are declared which are payable in shares of common capital stock, dividends shall be declared which are payable at the same rate on each class of common capital stock and the dividends payable to holders of Class D Common Stock shall be payable in shares of that class of common capital stock and the dividends payable to holders of Common Stock shall be payable in shares of that class of common capital stock and (b) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class D Common Stock, at such holder's request, dividends consisting of securities of the Corporation which do not entitle the holders thereof to vote in the election of directors of the Corporation but which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class D Common Stock is

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convertible into the Common Stock.  The right of the holders of Class D Common
Stock and Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

              4. Subject to the provisions of the Preferred Stock, the holders of the Class D Common Stock and Common Stock shall be entitled to participate ratably on a per share basis in all distributions to holders in any liquidation, dissolution or winding up of the Corporation.

              5. Shares of Class D Common Stock may be transferred, without automatic conversion to shares of Common Stock pursuant to paragraph 6 hereof, by any person or entity holding shares of Class D Common Stock (the "Class D Common Holder") to a Permitted Transferee, and the Corporation shall register the transfer of such shares of Class D Common Stock. A "Permitted Transferee" shall mean, with respect to each person or entity from time to time shown as the record holder of Class D Common Stock, the following:

                   (a) In the case of a Class D Common Holder who is a natural person:

                        (i) the spouse of such Class D Common Holder, any lineal descendant of a great-grandparent of either the Class D Common Holder or the spouse of the Class D Common Holder, including adopted children,

                       (ii) the trustee of a trust (whether testamentary, intervivos or a voting trust) principally for the benefit of such Class D Common Holder and/or one or more of his or her Permitted Transferees described in clause (a)(i) above or a guardian or custodian for such Class D Common Holder and/or one or more of his or her Permitted Transferees described in clause
(a)(i) above,

                      (iii)  the estate of such Class D Common Holder, and

                       (iv) any person or entity who receives the Class D Common Stock by gift;

                   (b) In the case of a Class D Common Holder holding the shares of Class D Common Stock in question as trustee pursuant to a trust or as a custodian or guardian:

                        (i) any person who transferred such Class D Common Stock to such trustee, custodian or guardian,

                       (ii) any Permitted Transferee pursuant to clause (a)(i) above of any such transferor referred to in clause (b)(i) above,

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                      (iii)  any person to whom or for whose benefit the
principal of such trust may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise or upon termination of such custodianship or guardianship, and

                       (iv) any Permitted Transferee pursuant to clause (a)(i) above of such person described in clause (b)(iii) above;

                   (c) In the case of a Class D Common Holder which is a corporation or partnership acquiring record and beneficial ownership of the shares of Class D Common Stock in question upon their initial issuance by the
Corporation:

                        (i) a partner of such partnership or stockholder of such corporation at the time of issuance, and

                       (ii) any Permitted Transferee pursuant to clause (a)(i) above of any such partner or shareholder referred to in clause (c)(i) above;

                   (d) In the case of a Class D Common Holder which is a corporation or partnership (other than a corporation or partnership described in clause (c) above):

                        (i) any person transferring such shares of Class D Common Stock to such corporation or partnership, and

                       (ii) any Permitted Transferee pursuant to clause (a)(i) above of any such person referred to in clause (d)(i) above;

                   (e) In the case of a Class D Common Holder which is the estate of a deceased Class D Common Holder or which is the estate of a bankrupt or insolvent Class D Common Holder, which holds record and beneficial ownership of the shares of Class D Common Stock in question, any Permitted Transferee of such deceased, bankrupt or insolvent Class D Common Holder as determined pursuant to clause (a), (b), (c) or (d) above, as the case may be.

              6.   Any transfer of the beneficial ownership of shares of Class
D Common Stock to a person or entity other than a Permitted Transferee shall result in the conversion of such shares of Class D Common Stock into shares of Common Stock, on a share-for-share basis, effective as of the date of such transfer, but in no event later than the date on which certificates representing such shares of Class D Common Stock are presented to the Corporation for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or entitled to receive dividends or as a condition to the transfer or the registration of shares of Class D Common Stock on the

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Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person either is the beneficial owner of shares of Class D Common Stock or is a Permitted Transferee. Upon failure to provide such affidavit or other proof requested by the Corporation, such shares of Class D Common Stock shall be deemed converted into shares of Common Stock, on a share-for-share basis, effective as of such reasonable time following such request as the Board of Directors shall determine.

              7. (a) Each share of Class D Common Stock shall be convertible at any time or from time to time, at the option of the holder thereof, at the office of any transfer agent for Common Stock, and at such other place or places, if any, as the Board of Directors may designate, into one fully paid, as adjusted from time to time as provided in (b) below, and nonassessable share of Common Stock. In order to convert such shares of Class D Common Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such Class D Common Stock at the office of said transfer agent (or such other place as provided above), which certificate or certificates shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation and (ii) give written notice to the Corporation that such holder elects to convert said Class D Common Stock, which notice shall state the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The Corporation will issue and deliver at the office of said transfer agent (or such other place as provided above) to the person for whose account such Class D Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as soon as practicable after such surrender of such certificate or certificates of Class D Common Stock and delivery of the requisite written notice. Except as provided in paragraph 8 below, such conversion shall have been deemed to have been made as of the date of such surrender of the certificate or certificates of Class D Common Stock to be converted; and the persons entitled to receive the Common Stock issuable upon conversion of such Class D Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                   (b) If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a lesser number of shares, or issue additional shares of Common Stock as a dividend or other distribution on its Common Stock, or reorganize or reclassify its shares of Common Stock into any other shares of the Corporation, the number of shares of Common Stock into which each share of Class D Common Stock may be converted immediately prior thereto shall be adjusted so that the holder of the shares of Class D Common Stock thereafter surrendered for conversion shall be entitled to

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receive for each share of Class D Common Stock the number of shares of Common
Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such holder's Class D Common Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with effectiveness of such event.

              8. The issuance of certificates for shares of Common Stock upon conversion of shares of Class D Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class D Common Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid. If any such tax is due hereunder, notwithstanding paragraph 7 above, the conversion of Class D Common Stock shall be effective upon the later of (a) the receipt by the Corporation of payment in full for such tax or (b) the surrender of the certificate or certificates evidencing such Class D Common Stock as provided in paragraph 7 above.

              9. Notwithstanding anything contained in this Article FOURTH to the contrary, all shares of Class D Common Stock shall be deemed to have been converted and the holders of the Class D Common Stock shall become holders of record of Common Stock upon the affirmative vote of two-thirds of the votes cast by the holders of the then issued and outstanding shares of Class D Common Stock.

              10. Each certificate representing the Class D Common Stock shall note conspicuously the restrictions on the transferability of the Class D Common Stock as set forth in this Article FOURTH.

         C. 1. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and, by filing a statement pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; provided however, that any shares of Preferred Stock may only be issued by the Corporation as consideration for the stock or assets of another corporation or in connection with a merger of the Corporation with or into another corporation or of another corporation with or into the Corporation.

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              2.   The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                   (a) The number of shares constituting that series and the distinctive designation of that series;

                   (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                   (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                   (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                   (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                   (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                   (g) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                   (h) Any other relative rights, preferences and limitations of that series.

              3. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Class D Common Stock or Common Stock with respect to the same dividend period.

              4. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential

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amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         D.   1.   Upon the effectiveness of this Amended and Restated
Certificate of Incorporation, (a) each share of Class A Common Stock, par value $.001 per share, and each share of Class C Common Stock, par value $.001 per share, of the Corporation then issued, including treasury shares, shall be exchanged, without further action on the part of the Corporation or any holder thereof, for one share of Common Stock as designated by this Amended and Restated Certificate of Incorporation; (b) each share of Class B Common Stock, par value $.001 per share, of the Corporation then issued, including treasury shares, shall be exchanged, without further action on the part of the Corporation or any holder thereof, for .2249604 shares of Common Stock and
 .7750396 shares of Class D Common Stock and (c) each share of Preferred Stock, par value $.01 per share, of the Corporation then issued, including treasury shares, shall be exchanged for shares of Class D Common Stock or Common Stock, as the holder shall elect.

              2. In order to receive a certificate or certificates evidencing the shares of Common Stock or Class D Common Stock, as the case may be, into which the then issued shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are converted, the holder thereof shall surrender the certificate or certificates for such shares at the office of the transfer agent for the Common Stock, which certificate or certificates shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation. The Corporation will issue and deliver at the office of said transfer agent to the person for whose account such shares of Class A Common Stock, Class B Common Stock and Class C Common Stock were surrendered a certificate or certificates for the number of full shares of Common Stock or Class D Common Stock, as the case may be, into which such shares have been converted hereby, as soon as practicable after such surrender.

         FIFTH: Except as specifically provided in the By-laws of the Corporation, the Board of Directors is authorized to make, alter or repeal the By-laws of the Corporation.

         SIXTH:    In all elections of directors of the Corporation, each
holder of stock of any class or classes or of a series or series thereof who is entitled to vote in such elections shall be entitled to cast as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock, multiplied by the number of directors to be elected, and to cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. Election of directors need not be by written ballot.

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         SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation at the time of such repeal or modification.

         EIGHTH: The directors and officers of the Corporation shall be indemnified by the Corporation as provided in the By-laws of the Corporation.

         NINTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officers this ___ day of October, 1996.


                                  TRIUMPH GROUP, INC.


                                  By:
                                      ---------------------------
                                       Richard C. Ill, President

Attest:

______________________________
Paul T. Stimmler, Secretary


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